    As filed with the Securities and Exchange Commission on September 11, 1998.


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549



                                      FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 25, 1998



                               ECO SOIL SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)



          NEBRASKA                   0-21975                  47-0709577
      (State or other              (Commission             (I.R.S. Employer
        jurisdiction               File Number)          Identification No.)
     of incorporation)

                  10890 THORNMINT ROAD, SAN DIEGO, CALIFORNIA 92127
             (Address of principal executive offices, including zip code)



         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (619) 675-1660






                               Exhibit Index on Page 4

               This Current Report on Form 8-K is filed by Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS.

               On August 25, 1998, the Company completed two transactions providing the Company with $15 million in gross proceeds and the right to borrow up to an additional $20 million. First, the Company issued an aggregate of $15 million principal amount of the Company's 12.00% Senior Subordinated Notes due 2003 (the "Notes") and warrants to purchase 262,500 shares of the Company's common stock (the "Warrants") pursuant to Note and Warrant Purchase Agreements dated as of August 25, 1998 between the Company and Albion Alliance Mezzanine Fund and between the Company and Paribas Capital Funding LLC. The Notes are due in 2003 and bear interest at a rate of 12% per annum, which is due quarterly beginning November 25, 1998. The Warrants may be exercised on or after February 25, 2000 and on or prior to August 25, 2003. The Warrants have an exercise price of $.01 per share and carry piggyback registration rights.

               The Company has applied the proceeds from the sale of Notes and Warrants to (i) the repayment in full of the Company's existing revolving credit facility, term loan and other bank debt and certain promissory notes, in the aggregate amount of approximately $12.1 million, (ii) the payment of fees and expenses incurred in connection with the offering and sale of the Notes and Warrants and the establishment of the Credit Facility and (iii) working capital.

               Second, the Company entered into a Credit Agreement dated as of August 25, 1998 with The Provident Bank, which provides for a $20 million secured revolving line of credit (the "Line of Credit"). The lending formula for the Line of Credit is based on eligible accounts receivable and inventory. The Line of Credit has a three-year term during which borrowings will bear interest at floating rates of interest tied to prime or LIBOR rates and is secured by all of the Company's and certain of its subsidiaries' tangible and intangible assets.

               The foregoing summary of the terms of the Credit Agreement, the Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

             On August 26, 1998, Eco Soil issued a press release announcing the financings described above. A copy of the press release is attached hereto as
Exhibit 99.1 and incorporated herein reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)     EXHIBITS.
         10.1    Credit Agreement dated as of August 25, 1998.
         10.2    Note and Warrant Purchase Agreement dated as of August 25,
                 1998.*
         10.3    12.00% Senior Subordinated Note Due August 25, 2003.*
         10.4    Common Stock Purchase Warrant Expiring August 25, 2003.*
         99.1    Press Release, dated August 26, 1998, issued by Eco Soil
                 Systems, Inc.

         *Includes Schedule I showing additional party to and differing terms of substantially identical document.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 11, 1998                Eco Soil Systems, Inc.


                                           By:  /s/ L. Jean Dunn, Jr.
                                                -------------------------------
                                                L. Jean Dunn, Jr.
                                                Chief Financial Officer

                                    EXHIBIT INDEX

 EXHIBIT NO.                                                               PAGE
 -----------                                                               ----
 10.1       Credit Agreement dated as of August 25, 1998.
 10.2       Note and Warrant Purchase Agreement dated as of August 25,
            1998.*
 10.3       12.00% Senior Subordinated Note Due August 25, 2003.*
 10.4       Common Stock Purchase Warrant Expiring August 25, 2003.*
 99.1       Press Release, dated August 26, 1998, issued by Eco Soil
            Systems, Inc.

   *Includes Schedule I showing additional party to and differing terms of substantially identical document.



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